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                                                                    EXHIBIT 10.2


                                 LEASE AGREEMENT

     This Lease Agreement, dated as of this 9th day of August, 1996, is by and among Charles J. Gangi and Charles A. Torrisi, not individually but as trustees of Gato Realty Trust, u/d/t/ dated November 30, 1988 recorded with the Essex North District Registry of Deeds, as nominee of Gato Realty Corp., a Massachusetts corporation with a principal address at 274 Prospect Street, Lawrence, Massachusetts (hereinafter called "LESSOR") and UniMark Foods, Inc., a Texas corporation (hereinafter called "LESSEE").

                                    Recitals:

         1. Lessor owns that certain parcel of land known as 71 Glenn Street, Lawrence, Massachusetts (the "LOT") and more particularly bounded and described on Exhibit A annexed hereto and by reference made a part hereof, together with the building (the "BUILDING"), all other improvements presently situated or hereafter constructed thereon, and together with such rights of ingress and egress and other rights appurtances thereto as are set forth on said Exhibit A, which Lot, Building, improvements and rights are hereinafter collectively referred to as the "PREMISES."

         2. Fruit Salad, Inc., a Massachusetts corporation (hereinafter called "FSI") was the owner of a leasehold estate affecting the Premises under a certain lease agreement dated as of the 30th day of November, 1998, executed by FSI, as Lessee, and Lessor, as landlord. Said lease and all renewals, extensions and modifications thereof are hereinafter collectively called the "EXISTING LEASE".

         3. FSI and Lessor has terminated all of their rights, title and interest in the Existing Lease on the terms and subject to the conditions set forth herein.

                                   Agreements:

         1. No Assumption of Liabilities. Landlord expressly acknowledges and agrees that Lessee assumes no obligations or liabilities, known or unknown, of FSI under the Existing Lease or from any other source or nature whatsoever.

         2. Premises. Lessor does hereby lease to Lessee, and Lessee does hereby Lease from Lessor the Premises.

         3. Term. The initial term of this Lease (the "INITIAL TERM") shall be for six (6) years, commencing on August 9, 1996 (the "COMMENCEMENT DATE") and ending on

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August 8, 2002,  unless  extended or earlier  terminated as provided  below (the
"LEASE TERM").

         4. Rent. Lessee agrees to pay to Lessor rent ("NET RENT") payable, in advance, in monthly installments on the first day of each calendar month during the Lease term provided that notwithstanding that the Commencement Date does not fall on the first day of a calendar month, Lesse shall pay the full amount of the Net Rent for such month.). All such payments shall be made at Lessor's mailing address set forth above or at such other place as Lessor shall from time to time designate in writing. Except as otherwise provided for herein, all Net Rent and other amounts due under this Lease shall be made without demand, offset or deduction. Net Rent shall be $18,000 per month.

         5. Net Lease. This is intended to be a so-called "Net Lease," and the Lessee agrees to pay in addition to the rent specified herein, all real estate taxes, assessments, betterments, water and sewer charges and all other and charges in the nature thereof accruing against the demised Premises, the cost of all insurance, and to pay and perform all obligations specified herein, for any failure of which payments or performance continuing beyond the periods of grace for which provision is herein made, the Lessor shall, without limiting other remedies which may be available to Lessor, have the rights herein provided against the Lessee on account of a failure to pay installments on account of rent.

         6. Option to Extend. Lessee shall have the option, to be exercised as hereinafter set forth, to extend the Lease Term for two successive periods of two (2) years each, following the original Lease Term (each of such periods is hereinafter referred to as the "extended term"), upon the condition that, on the last date on which Lessee is entitled to exercise this option and on the last day of the then current term (original or extended), this Lease is in full force and effect and Lessee is not in material default hereunder. Lessee shall exercise its option by giving written notice of its election to extend the Lease Term to Lessor not less than six (6) months prior to the expiration of the then current Lease Term (original or extended). Upon such exercise, the Lease Term shall be automatically extended for the two year period of such extended term, upon the same terms and conditions set forth in this Lease.

         7. Option to Purchase. Lessee shall have the option, to be exercised as hereinafter set forth, to purchase the Premises for its fair market value (as determined below) at the Time of Exercise (as defined below), less any Capitalized Lessee Advances (as defined below) (the "PURCHASE PRICE"). Lessee may exercise its option to purchase the Premises at any time during the 9th year of this Lease (the "TIME OF EXERCISE") by giving written notice of its election to purchase the Premises at any time during the 10th year of this Lease. This written notice of its election shall set forth the total amount of all Capitalized Lessee Advances and with such notice shall be included true copies of all


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contracts and paid invoices evidencing such Capitalized Lessee Advances.
"CAPITALIZED LESSEE ADVANCES" means an amount equal to the sum of (a) all cost and expenses incurred by Lessee as a result of Lessor's failure to maintain and replace the Premises' roof, maintenance of the Premises' foundation and structural members of the exterior walls, and (b) any costs, expenses, loss, damage or liability incurred by Lessee with respect to any Environmental Law (as hereinafter defined) because of the release or existence of any Hazardous Substance on the Premises prior to the date hereof, which amount is be to increased at an annual compounded at rate of 7 percent from the date that such cost, expenses loss, damage or liability incurred by Lessee was incurred by Lessee until the Time of Exercise. As such cost and expenses are incurred and paid by Lesse, Lessee shall provide Lessor with copies of all paid invoices relating thereto.

         Within 15 days after receipt of such notice from Lessee, Lessor shall deliver to Lessee a statement containing a proposed Purchase Price for the Premises, based upon the sum of the then fair market value of the Premises and the amount Capitalized Lessee Advances.

         Within 15 days after receipt of such statement from Lessor, Lessee shall give written notice to Lessor that Lessee (i) accepts the purchase price proposed by Lessor or (ii) rejects the purchase price proposed by Lessor and desires to seek determination of the fair market value of the Premises by appraisal and the amount of the Capitalized Lessee Advances.

         Within fifteen (15) days of receipt of such request for appraisal from Lessee, Lessor shall appoint and give notice to Lessee of a duly qualified, disinterested appraiser or appraisal firm recognized competence in the greater Lawrence area (the fees of such appraiser to be paid by Lessor) and Lessee shall also appoint and give notice to Lessor of a duly qualified, disinterested appraiser or appraisal firm of recognized competence in the greater Lawrence area (the fees of such appraiser to be paid by Lessee). If the two appraisers are unable to agree on a fair market value and amount of Capitalized Lessee Advances within thirty (30) days of their appointment, the two appraisers so appointed by Lessor and Lessee shall, within ten days, choose a third such appraiser of comparable qualifications. The fees of such third appraiser shall be divided equally between the parties.

         The three appraisers so selected or a majority of them shall determine the fair market value of the Premises based upon property values comparable to the Premises in the greater Lawrence area on or about the Time of Exercise and the amount of Capitalized Lessee Advances. The appraisers shall promptly notify the parties of the fair market value



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 so determined, and in any event no later than the date that is thirty
(30) days after the appointment of the third appraiser. Such determined value shall be binding upon Lessor and Lessee.

         On the closing date, Lessor shall deliver such deeds, documents and agreements that will vest good and marketable fee simple title to all the Premises free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, excepting easements granted by Lessor's predecessor in title to Lawrence Gas Company and to New England Telephone and Telegraph Company. The closing date, time and place shall be established by written notice from Lessee to Lessor delivered not less than 90 days prior thereto.

         No agreement between the Lessor and the Lessee shall be deemed or otherwise construed as modifying or otherwise limiting the rights and remedies of Lawrence Savings Bank, a mortgagee respecting the Premises, and the Lessor and Lessee acknowledge and agree that there is no obligation on the part of Lawrence Savings Bank, either express or implied, to release or otherwise modify its mortgage respecting the Premises absent payment in full of all liabilities secured thereby or unless otherwise agree in writing by Lawrence Savings Bank.

         8. Use of Premises. Lessor acknowledges and agrees that, during the Lease Term, Lessee may use the Premises for the processing, making, packaging and distribution of fruit, vegetables and other consumer products as well as any and all other uses permitted under the then applicable zoning regulations of the City of Lawrence. Lessor acknowledges and agrees that, during the Lease Term, Lessee shall assume and maintain exclusive control of, and enjoy exclusive access to, the Premises and that Lessor and its representatives shall have no rights of access to the Premises without the prior written approval of Lessee, provided that upon written request of Lessor, Lessee shall permit, from time to time, an independent inspector for Lessor, but acceptable to Lesse or which may designated by Lessee, to inspect the condition of the Premises.

         9. Maintenance and Repair. Lessee shall, at its own expense at all times keep each and every part (including, without limitation, each and every structural part of any structure thereon) of the Premises reasonably neat, clean and in a safe and sanitary condition, and shall maintain and keep each and every part (including, without limitation, each and every structural part of any structure thereon) of the Premises in a good and safe state of repair and in material compliance with all governmental orders, regulations and laws. During the term hereof, there shall be no obligation on the part of Lessor to do or cause to be done any maintenance or repairs to the Premises or to make any expenditures for maintenance or repair of the Premises, except for maintenance and replacement of the Premises' roof, maintenance of the Premises' foundation and structural members of the



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exterior walls. In the event that Lessor fails to maintain and replace the
Premises' roof, maintain of the Premises' foundation and structural members of the exterior walls, Lessee may perform such maintenance and repairs. All cost incurred in connection with such maintenance and repairs shall be treated as Capitalized Lease Advances. Consistent with the foregoing, Lessee shall, during the term hereof, keep the Premises in the condition in which they now are or may hereafter (in conformity with the provisions hereof) be put and shall, at the expiration or termination of such term, peacefully yield up and deliver to Lessor the Premises in such condition.

         10. Construction and Alteration. Lessee shall have the right to construct and install on the Premises such improvements and alterations as Lessee may elect. but in compliance with all applicable laws, rules and regulations.

         11. Insurance Lessee shall maintain (i) commercial general liability insurance, including personal injury and property damage in the amount as Lessee shall determine to be appropriate and (ii) fire and extended coverage insurance in the amount as Lessee shall determine to be appropriate, subject to the approval of such coverages by Lawrence Savings Bank. Lessee, Lessor and Lawrence Savings Bank shall be named as additional insureds/loss payees, as their interest may appear, in such policies and, with respect to the fire and extended coverage policy, Lawrence Savings Bank shall also be named as first mortgagee. Lessor agrees that any loss payable under such fire and extended coverage policy shall be payable jointly to Lesse and Lawrence Savings Bank. Lessor and Lessee agree that in the event of damage or destruction to the Premises as provided in
Section 12 below, insurance proceeds shall be used for restoration of the Premises unless the parties otherwise agree.

         12. Damage or Destruction of Premises. In the event the Premises, the Building or any other improvement constructed thereon shall, due to any cause whatsoever, be damaged or destroyed during the term hereof, Lessee shall promptly cause the Premises or improvements to be promptly repaired and restored to a condition substantially equivalent to that existing immediately preceding such damage or destruction. Such repair or restoration shall be solely at Lessee's expense; but limited to insurance proceeds actually received; except that, promptly after repairs and restoration have been completed, and other applicable requirements of Section 11 have been satisfied, and subject to the rights of Lawrence Savings Bank, Lessor shall deliver all insurance proceeds held by it to Lessee as required by said Section 11 in reimbursement of the costs of such repairs and restoration. If Lessee shall not, within a reasonable period of time after such damage or destruction complete all repairs and restoration then Lessor may, at its election (but without limiting any other rights and remedies which it may have), cause such repairs and restoration to be made and pay for all costs and expenses of the same out of insurance proceeds paid Lessor in which event Lessor



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shall, after completion of such repair or restoration, deliver to Lawrence
Savings Bank any excess of the amount necessary to satisfy the mortgage respecting the Premises.

         13. Utilities, Taxes and Assessments.

                  A. Utilities. Lessee shall pay in addition to the Net Rent for all water, meter charges, fuel, gas, oil, heat, light, power, sewer service charges, and any other utilities which may be furnished to or used by Lessee in or about the Premises during the term hereof.

                  B. Taxes and Assessments. Lessee covenants to pay and discharge punctually as and when the same shall become due and payable without penalty, all real estate taxes, water charges and governmental impositions and charges in the nature of real estate taxes of every kind and description, and each and every installment thereof, which, during the Lease Term, are charged, levied, etc. for or upon, or become due and payable with respect to or become liens upon, the Premises and each and every part thereof, or any tax levied, assessed or imposed instead of and in lieu of the foregoing, together with interest and penalties thereon, pursuant to present or future law, rules, regulation, etc. of all governmental authorities. Lessee shall make payment of such real estate taxes to Lessor within thirty (30) days after the presentation by the Lessor to the Lessee of a copy of the relevant bill rendered to the Lessor.

                  Lessee shall have the right, at its own cost and expense after giving prior written notice of its intention so to do to Lessor and after depositing with Lessor security which is adequate in Lessor's judgment to pay amounts which may finally be adjudged to be due from Lessor on account of real estate tax relief proceedings, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining abatement or reduction of any real estate taxes assessed against the Premises so long as Lessee's occupancy or Lessor's title to the Premises will not be disturbed or threatened thereby. With respect to any fiscal period of the taxing authority entirely or partially included in the term of this Lease, if required by law, Lessee may take such action in the name of the Lessor, who shall cooperate with Lessee to such extent Lessee may reasonably require, to the end that such proceedings may be brought to a successful conclusion; provided, however, that Lessee, upon making any request for assistance or cooperation by Lessor, shall indemnify and save Lessor harmless from all loss, costs, expenses or charges with respect to such proceedings. Any reduction or abatement effected by such proceedings shall accrue to the benefit of Lessee and Lessor as their respective interests may appear according to their respective contributions to the taxes involved in any such proceedings and in the event any such taxes are abated or reduced, the expenses incurred in connection therewith (but not


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         the amount of any costs, interest charges or penalties relating to untimely payment of any real estate taxes which shall, notwithstanding such respective contributions be borne entirely by Lessee) shall be borne between Lessor and Lessee in proportion to the benefit obtained respectively by reason of such reduction or abatement.

                  In any event, Lessee expressly agrees that it will, forthwith after a final determination of any proceedings initiated for the purpose of securing an abatement or reduction of real estate taxes, as aforesaid, pay the amount of any charges which may have been the subject of such proceedings, together with any interest and penalties, and costs and charges which may be payable in connection therewith.

                  Lessee shall pay all taxes which may be lawfully charged, assessed or imposed upon the personal property (fixtures and equipment) located upon the Premises, and Lessee shall pay all license fees which may be lawfully imposed upon the business of Lessee conducted upon the Premises.

                  Except as aforesaid, if Lessee fails to pay any taxes, assessments or other governmental charges levied against the Premises as the become due, Lessor shall have the right, in addition to any other remedies available to Lessor, to pay such taxes, assessments or other governmental charges levied against the Premises as they become due, and the amount so paid or expended shall be immediately due from Lessee to Lessor upon demand, as additional rent.

         Lessee shall provide Lawrence Savings Bank with copies of all paid tax bills or other written evidence of payment as and when payments are made to the City of Lawrence as reasonably requested by Lawrence Savings Bank.

         14. Representations and Indemnity. Lessor represents, warrants and agrees as follows:

         (A) This Lease Agreement is a valid and legally binding obligation of Lessor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally. The execution, delivery and performance of this Lease Agreement has been duly authorized by and will not violate any applicable federal or state law, any order of any court or government agency. The execution, delivery and performance of this Agreement will not result in any breach of or default under the terms of any agreement by which Lessor or any of its respective assets may be bound. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by Lessor of this Lease Agreement.



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         B) Lessor has good and marketable title to the Premises, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for that certain mortgage in favor of Lawrence Savings Bank and the easements referenced in Section 7 hereof. To the best of Lessor's knowledge, (I) none of such of buildings, structures and appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or municipal law, by-law, ordinance, rule or regulation or encroaches on any property owned by others; (ii) no condemnation proceeding is pending or threatened that would preclude or impair the use of any such property by Lesse for the purposes for which it is currently used; and (iii) Lessor is, and always was, in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees.

         (C) Lessor shall not be liable to Lessee or to any person, firm or corporation whatsoever for any injury to, or death of, any person, or for any loss of, or damage to property (including property of Lessee) occurring in or about the Premises, except as arising from any negligent or wilful act or omission by Lessor. Lessee agrees to defend (with counsel of Lessor's selection), indemnify and save Lessor harmless from all costs, loss, damage, liability or expense arising out of or resulting from any actual or alleged injury to or death of any person, or from any actual or alleged loss of or damage to property caused by, or resulting from, any occurrence of or about the Premises, or caused by or resulting from any act or omission or admission, whether negligent or otherwise, of Lessee, any officer, agent, employee, contractor, guest, invitee, customer or visitor of Lessee in or about the Premises. This indemnity and hold harmless agreement expressly includes all legal fees and expenses incurred in, or in connection with, the defense of any actual or threatened legal action with respect to any claim as to which Lessee has hereby indemnified Lessor.

         (D) Lessor agrees to indemnify and hold the Lessee and its affiliates, officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out (a) the breach of any representation or warranty set forth herein, (b) any negligent act, omission or wilful misconduct by Lessor, (c) the violation of any Law by Lessor pertaining to the Premises or (d) resulting from the release or existence of any Hazardous Substance on the Premises prior to the date hereof. As used herein, Law shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Premises, and "LAW" shall mean any of the foregoing. Lessor acknowledges and agrees that in the event that Lessee is required



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         to take any action or incurs any loss, damage or liability with respect to any Law, including, but not limited to, any Environmental Law because of the release or existence of any Hazardous Substance on the Premises prior to the date hereof, Lessee shall be entitled to capitalize such amounts as Capitalized Lesse Advances as set forth in
         Section 7. The term "HAZARDOUS SUBSTANCES", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "ENVIRONMENTAL LAW", which term shall mean any Law relating to health, pollution, or protection of the environment.

         15. Liens. Except for those existing liens in favor of Lawrence Savings Bank and the City of Lawrence, Lessor shall at all times during the term hereof keep the Premises free from any liens, claims or encumbrances.

         16. Eminent Domain. If a portion of the Premises is taken by any private or governmental authority under the power of eminent domain and the remaining portion thereof in Lessee's opinion, reasonably exercised in view of the then relevant facts, is Lessee able for the use permitted by this Lease or can be rendered so by remodeling or reconstructing so much of the Premises as remains, the Lease shall continue in full force and effect as to the remainder of said Premises and all of the terms herein provided shall continue in effect. The award shall be paid to the Lessor and Lawrence Savings Bank and any mortgagee designated by the Lessor until such remodeling or reconstruction has been completed and, the net amount shall be then paid over to Lessee. If all or any part of the Premises is so taken and this Lease is not continued as above provided, the award shall be paid to the Lessor or any mortgagee designated by the Lessor and the Lease shall terminate as of the date of the taking, with no recourse of either Lessor or Lessee against the other.

         17. Quiet Enjoyment. Provided Lessee has materially performed its obligations under this Lease, Lessee shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Lessor or any party claiming by, through, or under Lessor, but not otherwise.

         18. MISCELLANEOUS.

          (A) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "AFFILIATE" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.


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          (B)  Without the prior written approval of Lessee, Lessor may not transfer and assign, in whole or in part, its rights and obligations in the Premises that are the subject of this Lease. The Lessee acknowledges and agrees that this Lease is being assigned to Lawrence Savings Bank as additional collateral securing the Lessor's obligations to Lawrence Savings Bank

          (C) This Lease constitutes the entire agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. So long as Lawrence Savings bank holds a mortgage on the Premises, the Lessor and the Lessee covenant and agree that no amendments or modifications to this Lease shall be made without providing a copy of the proposed changes to Lawrence Savings Bank at least thirty (30) days prior to the intended effective date of any such change and without first obtaining the express written consent and authorization of Lawrence Savings Bank, which consent shall not be unreasonably withheld, conditioned, or delayed. So long as Lawrence Savings bank holds a mortgage on the Premises, notwithstanding anything herein to the contrary, the Lessor and the Lessee acknowledge and agree that they shall make no amendment or modification to this Lease at any time which would reduce the Eighteen Thousand ($18,000) Dollar amount of the monthly Net Rent.

          (D) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (E) All references in this Lease to "THE DATE HEREOF" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (F) On the date hereof, Lessee will pay to Lessor $150,000 as an inducement to enter into this Lease.

          (G) So long as Lawrence Savings bank holds a mortgage on the Premises, the Lessee may not assign the Lessee's rights as lessee to any third party without the prior written consent and authorization of Lawrence Savings Bank, which consent shall not be unreasonably withheld, conditioned, or delayed.


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19.   NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (A) All rent shall be payable to Lawrence Savings Bank at the address for Lawrence Savings Bank set forth below or at such other address as Lawrence Savings Bank may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Lawrence Savings Bank.

          (B) All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth below, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith. Notwithstanding anything herein to the contrary, the Lessee acknowledges and agrees that at all times the Lessee shall be obligated to make the Eighteen Thousand ($18,000) Dollar monthly Net Rent payment, without reduction, setoff, or abatement of any kind, during the term of this Lease.

          (D) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Lessor has attempted to deliver notice to Lessee at Lessee's address reflected on Lessor's books but such notice was returned or acceptance thereof was refused, then Lessor may post such notice in or on the Premises, which notice shall be deemed delivered to Lessee upon the posting thereof.




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20.   ARBITRATION. Either Lessor or Lessee may require that any dispute under this Lease be submitted to arbitration pursuant to this Section. To the extent the provisions of this Section vary from or are inconsistent with the Commercial Arbitration Rules of the American Arbitration Association or any other arbitration tribunal, the provisions of this Section shall govern. All arbitrations shall occur at a location in Dallas, Texas chosen by the arbitrators and shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization, or if no such successor organization exists, then from an organization composed of persons of similar professional qualifications). The party desiring arbitration shall give notice to that effect to the other party and simultaneously therewith also shall give notice to the director of the Dallas, Texas regional office of the American Arbitration Association (or any successor organization, or if no such successor organization exists, then to an organization composed of persons of similar professional qualifications), requesting such organization to select, as soon as possible but in any event within the next 30 days, three arbitrators with, if reasonably possible, recognized expertise in the subject matter of the arbitration. At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses. Within 30 days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least ten days advance notice of the hearing. The hearing shall be conducted such that each of Lessor and Lessee shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided. The decision of the arbitrators so chosen shall be given within a period of 30 days after the conclusion of such hearing, and shall be accompanied by conclusions of law and findings of fact. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. The fees and expenses of arbitration under this Section shall be apportioned to Lessor and Lessee in such a manner as decided by the arbitrators. Lessor and Lessee may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration. So long as there is no event of default by the Lessee hereunder, and the Lessee makes all rental payments in an amount at least in the amount of the Eighteen Thousand ($18,000) Dollar Net Rent as and when due hereunder, then Lawrence Savings Bank shall recognize the Lessee as lessee during the term of this Lease, but not otherwise. In no event shall Lawrence Savings Bank be bound to any option to purchase the Premises or any other right of first refusal as set forth in this lease or as otherwise agreed between the Lessor and the Lessee, unless the proceeds from same are sufficient to satisfy in full all liabilities of the Lessor to Lawrence Savings Bank that are secured by that certain Commercial Mortgage dated November 30, 1988, as amended, given





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to Lawrence Savings Bank and respecting the Premises, and such proceeds are actually paid to Lawrence Savings Bank. In no event shall Lawrence Savings Bank be bound to the Arbitration provisions set forth herein.

     21. The Lessor and the Lessee each acknowledges and agrees that the occurrence of any event of default under this Lease, whether by the Lessor or the Lessee, shall constitute an Event of Default under the Assignment of Leases and Rents dated August ___, 1996 between the Lessor and Lawrence Saving Bank and further shall constitute an event of default under that certain Commercial Mortgage dated November 30, 1988, as amended, given to Lawrence Savings Bank and respecting the Premises, upon which event of default Lawrence Savings Bank may exercise all and singular its rights and remedies, including, without limitation, foreclosure of said Commercial Mortgage. Nothing contained in this Lease Agreement, including, without limitation, the execution of this Lease Agreement by Lawrence Savings Bank, shall be deemed or otherwise construed as an amendment or modification of the terms and conditions of said Commercial Mortgage, the Assignment of Leases and Rents, and/or any other loan documents evidencing the Liabilities of the Lessor to Lawrence Savings Bank, all and singular of which remain in full force and effect.

     22. The Lessee shall:

               (A) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Premises, or on any other site or vessel owned, occupied, or operated either by the Lessee, or by any person for whose conduct the Lessee is responsible;

               (B) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material;

               (C) take all such action, to assess, contain, and remove any such hazardous material or oil on the Premises resulting from the Lessee's breach hereunder;

               (D) provided Lawrence Savings Bank with immediate written notice upon (i) the Lessee's obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil on (whether from the Premises or from another property offsite of the Premises) or from the Premises, or any other site of vessel owned, occupied, or operated by the Lessee or by any person for whose conduct the Lessee is responsible or whose liability may result in a lien





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

          on the Premises; (ii) the Lessee's receipt of any notice to such effect from any incurrence of any expense or less by such governmental authority; and (iii) the Lessee's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Lessee may be liable or for which expense a lien may be imposed on the Premises; and

               (E) comply with all laws, judgments, decrees, orders, rules, and regulations pertaining to environmental matters relating to the use, storage, containment, and removal of hazardous materials or oil, including, without limitation, those arising under Massachusetts General Laws Chapter 21E, as amended, and any other federal, state or local statute, rule, regulation, ordinance, or decree.

Notwithstanding anything to the contrary in this agreement, Lessee shall have no obligation or liability to either Lessor or Lawrence Savings Bank of any kind or nature whatsoever because of a the release or existence of any Hazardous Substance or oil on the Premises prior to the date hereof.


         EXECUTED by Lessee on August 9, 1996.

                                     LESSEE:

                                     UNIMARK FOODS, INC.

                                     By: _____________________________
                                     Name: Jorn Budde
                                     Title: President


         EXECUTED by Lessor on August 9, 1996.

                                     LESSOR:

                                     By: ______________________________
                                     Name:____________________________
                                     Title: ____________________________

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